Exhibit 10.1
A REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN MADE WITH RESPECT TO PORTIONS OF THE FOLLOWING DOCUMENT THAT ARE MARKED ‘[*CONFIDENTIAL*]'

AMENDMENT NO. 1 TO THE SUPPLY AND OFFTAKE AGREEMENT
THIS AMENDMENT No. 1 to THE SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of November 7, 2012 is made among J. Aron & Company (“Aron”), a general partnership organized under the laws of New York and located at 200 West Street, New York, New York 10282-2198, Lion Oil Company (“Lion”), a corporation organized under the laws of Arkansas and located at 7102 Commerce Way, Brentwood, Tennessee 37027, and Lion Oil Trading & Transportation, LLC (“LOTT”, together with Lion, the “Company”), a limited liability company organized under the laws of Texas (formerly known as Lion Oil Trading & Transportation, Inc., a corporation organized under the laws of Arkansas) and located at 7102 Commerce Way, Brentwood, Tennessee 37027 (each referred to individually as a “Party” or collectively as the “Parties”).
RECITALS
Aron and the Company are parties to that certain Supply and Offtake Agreement dated as of April 29, 2011 (the “S&O Agreement”) pursuant to which Aron has agreed to procure crude oil and other petroleum feedstocks for the Company for use at the Refinery and purchase all refined products produced by the Refinery (other than certain excluded products); and
Aron and the Company wish to amend certain terms and conditions of the S&O Agreement and accordingly, agree as follows:
SECTION 1.Definitions; Interpretation
Section 1.1    Terms Defined in S&O Agreement. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2.    Amendments to the S&O Agreement
Section 2.1    Amendment. Upon the effectiveness of this Amendment, the S&O Agreement is hereby amended as follows:
(a)    By inserting in Section 1.1 thereof, in the appropriate alphabetical order, the following definitions:
“Estimated Daily Net Crude Sales” has the meaning specified in Section 10.1(d).
“Estimated Daily Net Product Sales” has the meaning specified in Section
10.1(d).

“Estimated Gathering Crude Value” has the meaning specified in Section 10.1(d).
“Lion Rail Receipts” mean, for any day, the difference between Total Rail Receipts and the aggregate number of barrels not identified as “LION/LOTT” deliveries on the “Rail Deliveries Report” as referred to on Schedule H.
“Required MLP Arrangements” means the Required Storage and Transportation Arrangements entered into with Delek Logistics Partners, LP (“Delek MLP”) and its subsidiaries pursuant to the following agreements: (i) that certain Pipelines and Storage Facilities Agreement, dated as of November 7, 2012, among Delek MLP, SALA Gathering Systems, LLC, El Dorado Pipeline Company, LLC and Magnolia Pipeline Company, LLC (collectively, the “MLP Parties”), the Company and Aron and (ii) that certain Terminalling Services Agreement, dated as of November 7, 2012, among Delek MLP, Delek Logistics Operating, LLC, the Company and Aron.
“Total Rail Receipts” mean, for any day, the aggregate daily crude flow through the rail crude meter identified as “RailTran” on the “Meters” tab of “Report1” as referred to on Schedule H.
(b)    By amending and restating the definition of “Available Storage and Transportation Facilities” in Section 1.1 thereof to read in its entirety as follows:
“Available Storage and Transportation Facilities” has the meaning specified in
Section 17.2(i).
(c)    By amending and restating the definition of “Estimated Gathering Tank Injections” in Section 1.1 thereof to read in its entirety as follows:
“Estimated Gathering Tank Injections” mean, for any day, the aggregate daily crude flow through meters R1, R2, and R3, plus the total change in daily inventory in the tanks listed on Schedule E (other than Tank 66) minus the sum of aggregate daily crude flow through meters M-4, M-5, FINNEY #1, FINNEY #2 and FINNEY #3, (and any additional meters as mutually agreed upon by the Company and Aron), minus Total Rail Receipts.
(d)    The reference to “1:00 p.m. CPT” in Section 6.1 thereof is deleted and replaced by a reference to “2:00 p.m. CPT”
(e)    The reference to “1:00 p.m. CPT” in Section 8.4 thereof is deleted and replaced by a reference to “2:00 p.m. CPT”
(f)    The reference to “Schedule V” in Section 10.1(c)(i) thereof is deleted and replaced by a reference to “Schedule H.”
(g)    Clause (ii) in Section 10.1(d) thereof is deleted and replaced in its entirety by the following:

(ii)    “Estimated Daily Net Crude Sales” for any day shall be the aggregate daily flow through meters R1, R2, and R3 times the applicable Daily Price per Schedule B minus the Estimated Gathering Crude Value minus Lion Rail Receipts times the applicable Daily Price per Schedule B; and
(h)    By replacing in its entirety, Section 10.1(h) with the following:
(h)    Notwithstanding anything herein to the contrary, with respect to the Daily Settlement Amounts for May 2011, the Parties agree as follows:
(i)    Aron shall calculate the Daily Settlement Amounts for such month based on the Estimated Daily Net Crude Sales for each day during such month, minus, for May 2011 Daily Settlement Amounts, the sum of the May Target Month End Product Volumes (for all Products combined) minus the sum of the initial Target Month End Product Volumes as of the Commencement Date as set forth on Schedule I (for all Products combined) divided by the number of days in such month, valued on the same basis as barrels included in such Estimated Daily Net Crude Sales. For each day from May 1, 2011 to and including May 31, 2011, Daily Product Sales will be deemed to be zero. Estimated ancillary costs shall be incorporated into such calculation of such Interim Payments in the same manner as contemplated under Section 10.1(b) above.
(i)    By replacing in its entirety, Section 14.1 with the following:
14.1    The Company shall pay and indemnify and hold Aron harmless against, the amount of all sales, use, gross receipts, value added, severance, ad valorem, excise, property, spill, environmental, transaction-based, or similar taxes, duties and fees, howsoever designated (each, a “Tax” and collectively, “Taxes”) regardless of the taxing authority, and all penalties and interest thereon, paid, owing, asserted against, or incurred by Aron directly or indirectly with respect to the Crude Oil procured and sold, and the Products purchased and resold, and other transactions contemplated hereunder to the greatest extent permitted by applicable law; in the event that the Company is not permitted to pay such Taxes, the amount due hereunder shall be adjusted such that the Company shall bear the economic burden of the Taxes. The Company shall pay when due such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be contemporaneously provided to Aron. To the extent Aron is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as separately stated charges and paid in full by the Company in accordance with this Agreement, unless the Company is exempt from such Taxes and furnishes Aron with a certificate of exemption; provided, however, that (i) the failure of Aron to separately state or collect Taxes from the Company shall not alter the liability of the Company for Taxes and (ii) Aron shall only be liable for Taxes if and to the extent that Taxes have been separately stated and collected from the Company. Aron shall be responsible for all taxes imposed on Aron’s net income.

(j)    By replacing in its entirety, Section 14.2 with the following:
14.2    If the Company disagrees with Aron’s determination that any Tax is due with respect to transactions under this Agreement, the Company shall have the right to seek a binding administrative determination from the applicable taxing authority, or, alternatively, the Company shall have the right to contest any asserted claim for such Taxes in its own name, subject to its agreeing to indemnify Aron for the entire amount of such contested Tax (including any associated interest and/or late penalties) should such Tax be deemed applicable. Aron agrees to reasonably cooperate with the Company, at the Company’s cost and expense, in the event the Company determines to contest any such Taxes.
(k)    By replacing in its entirety, Section 20.2 with the following:
20.2    To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, the Company shall defend, indemnify and hold harmless Aron, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by the Company of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of the Company made herein or in connection herewith proving to be false or misleading, including, without limitation the Company’s obligation for payment of Taxes pursuant to Section 14.1, (ii) the Company’s transportation, handling, storage, refining or disposal of any Crude Oil or the products thereof, including any conduct by the Company on behalf of or as the agent of Aron under the Required Storage and Transportation Arrangements, (iii) the Company’s negligence or willful misconduct, (iv) any failure by the Company to comply with or observe any Applicable Law, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by the Company or its employees, representatives, agents or contractors in exercising any rights or performing any obligations hereunder or in connection herewith, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Aron, its Affiliates or any of their respective employees, representatives, agents or contractors.
(l)    By amending Section 17.2 thereof by inserting immediately following subsection (o) new subsections (p) and (q) reading as follows:
(p) with respect to all Required Storage and Transportation Arrangements in which the party providing the storage or transportation services is an Affiliate of the Company, the Company and LOTT shall cause such Affiliate to perform its obligations under such Required Storage and Transportation Arrangement; and
(q) with respect to the Required MLP Arrangements,

(i) no later than the date on which such Required MLP Arrangements become effective, the Company and LOTT shall have procured from the secured creditors of Delek MLP and delivered to Aron, access agreements duly executed by such secured creditors and in form and substance reasonably satisfactory to Aron, granting Aron access to the plant, property and equipment upon which such secured creditors have a lien with respect to any Crude Oil and/or Products of Aron’s from time to time located in or at such plant, property and equipment; and
(ii) to the fullest extent permitted by Applicable Law, cause Delek MLP and its subsidiaries that are parties to such Required MLP Arrangements to make the full capacity of the pipelines and storage facilities subject thereto available to Aron for purposes of this Agreement and the transactions contemplated hereby and by the other Transaction Documents.
(m)    By replacing, in their entirety, Schedules A, B, C, E, F, G, H, M, P, Q, V, W and DD attached to the S&O Agreement with the Schedules A, B, C, E, F, G, H, M, P, Q, V, W and DD attached hereto.
(n)    By adding Schedule U attached hereto.
(o)    By amending the Form of Step-Out Inventory Sales Agreement (Schedule R to the S&O Agreement) by replacing in its entirety, Section 4.6.1 thereof with the following:
[*CONFIDENTIAL*]
(p)    By amending the Form of Step-Out Inventory Sales Agreement (Schedule R to the S&O Agreement) by replacing in its entirety, Section 4.6.2 thereof with the following:
[*CONFIDENTIAL*]
(q)    By amending the LOTT Inventory Sales Agreement (Schedule Y to the S&O Agreement) by replacing in its entirety, Section 4.5.1 thereof with the following:
[*CONFIDENTIAL*]
(r)    By amending the LOTT Inventory Sales Agreement (Schedule Y to the S&O Agreement) by replacing in its entirety, Section 4.5.2 thereof with the following:
[*CONFIDENTIAL*]
(s)    By amending the Lion Oil Inventory Sales Agreement (Schedule Z to the S&O Agreement) by replacing in its entirety, Section 4.5.1 thereof with the following:
[*CONFIDENTIAL*]
(t)    By amending the Lion Oil Inventory Sales Agreement (Schedule Z to the S&O Agreement) by replacing in its entirety, Section 4.5.2 thereof with the following:

[*CONFIDENTIAL*]
SECTION 3.    Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4.    Miscellaneous
Section 4.1    S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. As amended pursuant hereto, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.
Section 4.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 4.3    Costs and Expenses. Each Party shall be responsible for any costs and expenses incurred by such Party in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.
Section 4.4    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.
Section 4.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

Section 4.6    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 4.7    Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 4.8    Interpretation. This Amendment is the result of negotiations between and have been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 to the S&O Agreement as of the date first above written.
J. ARON & COMPANY

By: /s/    Simon Collier
Name:    Simon Collier
Title:    Managing Director

LION OIL COMPANY

By: /s/    Andrew L. Schwarcz
Name:    Andrew L. Schwarcz
Title: EVP/General Counsel and Secretary

By: /s/    Kent B. Thomas
Name:    Kent B. Thomas
Title: EVP/General Counsel

LION OIL TRADING & TRANSPORTATION, LLC

By: /s/    Andrew L. Schwarcz
Name:    Andrew L. Schwarcz
Title: EVP/General Counsel and Secretary

By: /s/    Kent B. Thomas
Name:    Kent B. Thomas
Title: EVP/General Counsel

[Signature Page to S&O Amendment No. I]

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SCHEDULE G

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SCHEDULE H

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SCHEDULE M

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SCHEDULE P

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SCHEDULE U

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SCHEDULE DD

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